Exhibit 99.2
SUPPLEMENTARY FINANCIAL INFORMATION

Ingersoll Rand pro forma for spin-off
2012PF Revenue by Segment	2012PF Revenue by Geography	2012PF Revenue by Type

[1] Metrics are pro forma for the proposed spin-off of the commercial and residential security businesses

Innovation as a % of Revenue[1]

[1] Revenue from new product introductions over the last 3 years, respectively, as percentage of total revenue; metrics are pro forma for the proposed spin-off of the commercial and residential security businesses